As filed with the Securities and Exchange Commission on April 6, 1999
                                       Registration No.


          SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-A
   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) OR 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934



           PROVANTAGE HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)


         Delaware                        54-1508848
(State of incorporation )             (I.R.S. Employer
     or organization)                Identification No.)


13555 Bishops Court, Suite 201, Brookfield, Wisconsin 53005
(Address of principal executive offices)            (Zip Code)



   If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

   If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction
A.(c), check the following box. [X]

   If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction
A.(d), check the following box.  [ ]

   Securities Act registration statement file number to which this form relates:

                       333-71743
                    (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                Name of each exchange in which
   to be so registered                each class is to be registered

Common Stock, $0.01 par value            New York Stock Exchange
Preferred Stock Purchase Rights          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                         None
                   (Title of Class)

                         None

    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
     Registered.

     Descriptions of the Common Stock, $.01 par value, and the Preferred Stock Purchase Rights of
     ProVantage Health Services, Inc. (the
     "Registrant") to be registered hereunder are contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Commission on February 4, 1999, as amended (File No. 333-71743)
     (the "Form S-1 Registration Statement"), which descriptions are incorporated herein by reference.

Item 2.   Exhibits.

     The following exhibits are incorporated herein by reference as part of this Registration Statement:

     1.Form of Restated Certificate of Incorporation
       (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

     2.Form of Amended and Restated By-Laws
       (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

       3.   Form of Common Stock Certificate
       (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

       4.   Form of Rights Agreement between the
       Registrant and Norwest Bank Minnesota, N.A., as
       Rights Agent (incorporated by reference to Exhibit 4.2 to the Form S-1 Registration
       Statement).

                       SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)   ProVantage Health Services, Inc.

Date:      March 31, 1999

By:       /s/  Patricia Nussle
          --------------------------------
          Patricia Nussle
          Vice President - Legal Affairs

          ProVantage Health Services, Inc.

                Form 8-A Exhibit Index


Exhibit Number              Description


     1.Form of Restated Certificate of Incorporation
       (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

     2.Form of Amended and Restated By-Laws
       (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

       3.   Form of Common Stock Certificate
       (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

       4.   Form of Rights Agreement between the
       Registrant and Norwest Bank Minnesota, N.A., as
       Rights Agent (incorporated by reference to Exhibit 4.2 to the Form S-1 Registration
       Statement).